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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

To the Partners of
TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-100494), the registration statement on Form S-3 (No. 33-81976), and the registration statement on Form S-8 (No. 333-82892) of TEPPCO Partners, L.P. of our report dated January 22, 2003, except as to Note 22 which is as of February 10, 2003, related to the consolidated financial statements of TEPPCO Partners, L.P., included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 21, 2003.

Our report on the consolidated financial statements refers to a change in the method of accounting for derivative financial instruments and hedging activities in 2001 and the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets in 2002.

                                                KPMG LLC

Houston, Texas
March 21, 2003